UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549

                             FORM 8-K


                          CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                April 10, 2002 (March 26, 2002)
         Date of Report (Date of earliest reported):


                 MICRONETICS WIRELESS, INC.
     (Exact name of registrant as specified in its charter)


 Delaware                            0-17966            22-2063614
(State or other jurisdiction  (Commission (I.R.S. Employee
incorporation or                    File Number)  Identification
                                                No.)


 26 Hampshire Drive, Hudson, New Hampshire   03051
 (Address of principal executive offices )          (Zip Code)


Registrant's telephone number, including area code:  (603) 883-2900
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

  On March 26, 2002 (the "Closing Date"), Micronetics Wireless, Inc. ("Micronetics") acquired Enon Microwave, Inc. ("Enon") through a statutory merger of Enon with and into Vectronics Microwave Corp., a wholly-owned subsidiary of Micronetics (the "Merger"), with Vectronics changing its name to Enon Microwave, Inc. (the
 Surviving Corporation"). As a result of the Merger, Enon became a wholly-owned direct subsidiary of Micronetics and the holders of shares of Enon Common Stock outstanding immediately prior to the Merger (all of which were cancelled upon consummation of the Merger) became entitled to receive (a) .1709 shares of restricted Micronetics Common Stock, and (b) $.8659 for each share of Enon Common Stock held.

  At the closing of the Merger (the "Closing"), the Surviving Corporation entered into agreements with two individuals (who were directors and executive officers of Enon) that provide for them to provide certain services for the Surviving Corporation from the Closing Date until March 26, 2003 and March 26, 2004, respectively. The agreements with these individuals include covenants prohibiting them from engaging in certain activities that may be competitive with the Surviving Corporation's business. In these agreements, the Surviving Corporation has agreed to pay to these individuals compensation in the amount of $75,000 for one year and $110,000 per year for two years, respectively.

  The amount of the Merger consideration and the compensation payable to the individuals engaged by the Surviving Corporation were determined through arms' length negotiations between Micronetics, on the one hand, and Enon and the individuals, respectively, on the other hand.

  The entire cost of the Merger, including without limitation the Merger consideration and the fees and expenses incurred by the parties to the Merger, was funded out of Micronetics' cash reserves and a term loan FROM Banknorth, N.A.

  Enon designs and manufactures high power, solid state microwave switches, attenuators, limiters, phase shifters, filters and control devices and assemblies. Enon's power capabilities range from 10 watts to 10,000 watts, with average power capabilities as high as 1,600 watts. Enon's customer base includes Lockheed Martin, Northrop Grumman and Raytheon.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


  (a)   Financial Statements of Business Acquired.

           1. Enon's financial statements as of December 31, 2001 and for the year then ended.

  (b)   Pro Forma Financial Information.

  (c)   Exhibits.



Number          Description

2.1 Agreement of Merger dated as of February 14, 2002, among Micronetics Wireless, Inc., Vectronics Microwave Corp., and Enon Microwave, Inc. (the Agreement of
               Merger").

2.2 Amendment dated as of February 21, 2002 to Agreement of Merger.

2.3            Second Amendment dated as of March 26, 2002 to
               Agreement of Merger.

2.4            Voting Agreement dated January 4, 2002 among
               Micronetics Wireless, Inc. and certain stockholders of
             Enon Microwave, Inc.

23.1         Consent of Independent Public Auditor.

 INDEX TO FINANCIAL STATEMENTS AND
 PRO FORMA FINANCIAL INFORMATION

         Financial Statements of Enon Microwave, Inc. (Audited)



Report of Independent
Auditor..................................................... F-1

Balance Sheet as of December 31, 2001....................... F-2

Statement of Operations for the year
ended December 31, 2001..................................... F-4

Statement of Changes in Shareholders' Equity for
the year ended December 31, 2001............................ F-5

Statement of Cash Flows for the
year ended December 31, 2001................................ F-6

Notes to Financial Statements............................... F-7


   Pro Forma Consolidated Condensed Financial Statements (Unaudited)


Introduction................................................ F-10

Unaudited Pro Forma Consolidated Condensed Balance
Sheet as of December 31, 2001............................... F-11

Unaudited Pro Forma Consolidated Condensed Statement of
Operations for the nine months ended December 31,
2001........................................................ F-12

Unaudited Pro Forma Consolidated Condensed Statement of
Operations for the year ended March 31, 2001.................F-13

Notes to Unaudited Pro Forma Condensed Consolidated
Financial Statements........................................ F-14

Signatures.................................................. F-16

Exhibit Index............................................... F-17
157:
       Financial Statements of Enon Microwave, Inc.

         Paul A. Taylor
  Certified Public Accountant
     62 Pleasant Street
 Marblehead, MA 01945

                   Independent Auditors Report



ENON MICROWAVE, INC.
Topsfield, Massachusetts


To the Board of Directors:

   I have audited the accompanying balance sheet of Enon
Microwave, Inc. as of December 31, 2001 and the related statement of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of company management. My responsibility is to express an opinion on these financial statements based on my audits.

   I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

   In my opinion, the financial statements referred to above present fairly, in all materials respects, the financial position of Enon Microwave, Inc. as of December 31, 2001, and the results of its operations, changes in its shareholders' equity and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Paul Taylor
January 23, 2002



      ENON MICROWAVE, INC.
                    Balance Sheet
               December 31, 2001


                                                                  2001

Current Assets:

   Cash                                                  $   57,376
   Accounts receivable                           327,721
   Inventory                                               750,851
   Prepaid expenses                                11,764

        Total current assets                  1,147,712

   Plant and equipment                      1,591,119
   Less accumulated depreciation  1,369,548

        Total                                                 221,571

Total Assets                                      $1,369,283











The accompanying notes are an integral part of these financial statements.

  ENON MICROWAVE, INC.
                       Balance Sheet
  December 31, 2001

               Liabilities and Shareholders' Equity



                                                             2001
Current Liabilities:

   Current portion of debt             $   60,000
   Accounts payable                           46,856
   Other accrued liabilities                52,439
   Accrued income taxes                   21,644

             Total                                     180,939

Long Term Debt:
   Notes and leases payable          130,000
   Loans payable officers                161,273
   Accrued interest on officers'
      loans payable                               42,264

                                                            333,537
Shareholders' Equity:
   Common stock - $.15 par value
      2,000,000 shares authorized,
      1,067,813 shares issued and
      outstanding in 2001                   160,172
   Additional paid-in capital              457,576
   Retained earnings                         237,059

                                                              854,807
Total Liabilities &
  Shareholders' Equity                 $1,369,283



The accompanying notes are an integral part of these financial statements.


      ENON MICROWAVE, INC.
                      Statement of Operations
   for the year ended December 31, 2001


                                                                        2001

Sales                                                          $2,779,138

Cost of Sales                                              1,508,058

Gross Profit                                                 1,271,080

Other Expenses:
   General and administrative                      627,191
   Interest expense                                           42,400
   Research and development                     112,754

   Total                                                               782,345

Net Income before taxes                               488,735

State Income Taxes                                          17,808

Federal Income Taxes                                        5,769

   Total Income Taxes                                        23,577

Net Income                                                       465,158
Retained Earnings beginning of period    (228,099)
Retained earnings end of period             $  237,059




The accompanying notes are an integral part of these financial statements.




     ENON MICROWAVE, INC.
                     Statement of Changes in Shareholders' Equity
       for the Year Ended December 31, 2001


                                          Common Stock           Additional
                                                               Par            Paid-In          Retained
                                          Shares       Value         Capital          Earnings      Total

Balance -
 December 31, 2000    1,067,813   $160,172     $457,516    $(228,099)  $389,649

Net income                                -                 -                    -               456,158      456,158

Balance -
 December 31, 2001     1,067,813  $160,172    $457,516    $ 237,059    $854,807










  The accompanying notes are an integral part of these financial statements.

   ENON MICROWAVE, INC.
                      Statement of Cash Flows
 for the Year Ended December 31, 2001
                                                                       2001
Cash Flow from Operating Activities:
Net income                                              $  465,158

Adjustments to reconcile income
 to cash provides (applies to)
 operating activities

Depreciation                                                   85,205
(Increase) decrease in
   Accounts receivable                               (178,536)
   Inventories                                                   44,089
   Prepaid expenses                                         4,945
Increase (Decrease) in:
   Accounts payable                                    (102,232)
   Income taxes                                               20,678
   Other accrued liabilities                             (4,991)
   Accrued interest - long term                 (112,558)
   Customer deposits                                     (6,604)

Cash provided from operating activities  215,154

Cash flow from investing activities
   addition to equipment                              (14,055)

Cash flow from financing activities:
   Shareholder loans                                   (55,000)
   Repayment of debt                                 (250,686)

Cash flow from financing activities         (305,686)

Cash flow                                                     (104,587)

Cash - beginning of year                            161,963

Cash - end of year                                     $   57,376


The accompanying notes are an integral part of these financial statements.

      ENON MICROWAVE, INC.
                 Notes to Financial Statements
              for the Year Ended December 31, 2001



Significant Accounting Policies

1. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

   Certain prior year balances have been reclassified to conform to the current year presentation.

2. Accounts Receivables - No provision is made for doubtful accounts. All receivables are deemed collectable by management as of the Report date.

3. Parts and Finished Goods - Parts and finished goods are valued at lower of cost or market determined by the average cost.
   The value is $670,614 at December 31, 2001.

4. Work in Process Inventory - Work in process is recorded at lower of cost or market. Cost is determined as the cost of materials, direct labor and an allocation of overhead expenses based upon the percentage of total direct labor hours per job to the total direct labor hours. Work in process inventory is $80,237 at December 31, 2001.

5. Plant and Equipment - Plant and Equipment is recorded at cost and depreciated over their estimated useful lives using the straight line method. The estimated useful lives of the assets are:

   Equipment                      5-7 years
   Office and Computer Equipment  5-7 years
   Leasehold Improvements         5-10 years


6. Research and Development Cost - Research and development costs are costs incurred in engineering and new product development, over and above amounts funded by contract programs. These costs are for initial design and prototypes. The Company has been awarded Federal Grants to develop new products. The receipts under these grants are offset against the expenses incurred in such development.


                      ENON MICROWAVE, INC.
                 Notes to Financial Statements
        for the Year Ended December 31, 2001 (Continued)


7. Income Taxes - The Federal income tax liability for 2001 is
   $5,769. The Company has a research and development tax credit available of $47,517 through 2010. State tax liability for 2001 is $17,808.

8. Note payable to Bank - At December 31, 2001, the Company had available a line of credit which provides for borrowings up to $250,000 in 2001. Borrowings under the agreement are secured by certain assets of the Company. Outstanding amounts under the line of credit bear interest at 1.5 percent above the bank's prime rate. The amount of the line of credit outstanding at December 31, 2001 is $0.

   The Company also has a term loan that was established in 2000 for $300,000. The loan is payable over 60 months at $5,000 per month plus interest at the base rate (currently 4.25%). Both of these credit facilities are secured by certain assets of the Company. A second mortgage on the property rented by the Company which is owned by a related party is guaranteed by the officers/shareholders of the Company.

   In conjunction with the debt restructuring, property rented by the Company which is owned by a related party was remortgaged. This new first mortgage has a term of 60 months. Repayment is based on a 240 month principal amortization together with interest at 9.7%. The proceeds from this new mortgage were used to pay the note payable to MBDC (see Note 9) in 2000.

9. Note Payable to MBDC - Due in monthly installments of $2,292 per month plus interest at prime plus 2-3/4%, through April 1, 2004, secured by equipment. The note was repaid in 2000.
   $25,000 of this loan was repaid by the Company. The remaining debt of $96,436 was repaid by a related party owning the premises rented by the Company.

10. Commitments - The Company rents office and manufacturing facilities under non-cancelable operating lease agreements from one related party and one unrelated party. Future minimum lease payments on operating leases are as follows:

                  2002      120,700
                  2003       73,000

   ENON MICROWAVE, INC.
                 Notes to Financial Statements
        for the Year Ended December 31, 2001 (Continued)



   Rent expense was $113,500 in fiscal year 2001.


11. 401(k) Savings and Retirement Plan - The Company has a 401(k) savings and retirement plan for all employees. Under provisions of the plan, employees may voluntarily contribute up to 15% of their compensation up to the statutory limit. In addition, the Company can make a matching contribution at its discretion. There was no Company match in 2001.

 UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



  The following unaudited pro forma consolidated condensed financial statements as of March 31, 2001 and for the nine months ended December 31, 2001 give effect to the acquisition of Enon
Microwave, Inc. ( Enon"). The pro forma consolidated condensed balance sheet presents Micronetics Wireless, Inc.'s ( Micronetics") financial position as if the acquisition of Enon had occurred on December 31, 2001. The pro forma consolidated condensed statements of operations present our results as if the acquisition of Enon had occurred on April 1, 2000. Micronetics' fiscal year end is March 31 and Enon's fiscal year end is December 31. Micronetics' third quarter of its current fiscal year ended on December 31, 2001, while the third quarter of Enon's most recent fiscal year ended on December 31, 2001.
The pro forma consolidated condensed balance sheet as of December
31, 2001 is based upon Micronetics' historical balance sheet as of December 31, 2001, which has been adjusted for the effects of the Enon acquisition. The pro forma consolidated condensed statement of operations for the nine months ended December 31, 2001 is based upon Micronetics' historical results and the pro forma statement of operations for Enon for the nine months ended September 30, 2001.
The pro forma consolidated statement of operations for the year ended March 31, 2001 is based on Micronetics' historical statement of operations and the pro forma statement of operations of Enon for the year ended December 31, 2000.

  The pro forma consolidated condensed financial statements include, in management's opinion, all material adjustments necessary to reflect the acquisition of Enon. The pro forma consolidated condensed financial statements do not represent the Company's actual results of operations, including the acquisition, nor do they purport to predict or indicate our financial position or results of operations at any future date or for any future period.














              MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
                               PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                              (UNAUDITED)


                                 Assets


                                      Micro(a)             Enon(b)              Pro(c)           Micronetics
                                  December 31,    December 31,   Forma            Wireless, Inc.
                                         2001                  2001              Adjustments   Pro Forma


Cash                                 $2,141,743   $   57,376   $ (924,623)   $ 1,274,496
Accounts receivable         1,697,337       327,721        (16,386)      2,008,672
Inventories                         2,374,928       750,851      (112,628)      3,013,151
Other current assets             80,154         11,764               -                   91,918

Property and equipment
 - net                                    1,947,455       221,571               -             2,169,026
Deferred tax asset                 -                        -                   47,517            47,517
Intangibles and other
 assets                                   459,136            -             1,048,607      1,507,743

      Total assets              $8,700,753   $1,369,283   $   42,487  $10,112,523




                                    Liabilities and Shareholders' Equity


Total current liabilities $  732,422     $  180,939  $  222,081   $ 1,135,442
Long-term debt                 739,857         333,537            -               1,073,388

Shareholders' equity:
Common stock                  41,423          160,172     (153,420)           48,175
Additional paid -
 in capital                       3,774,859          457,576       210,885      4,443,320
Retained earnings       3,515,461         237,059      (237,059)     3,515,461
Treasury stock               (103,263)             -                        -               (103,263)

Total liabilities and
 shareholders' equity $8,700,753   $1,369,283   $   42,487    $10,112,523


The accompanying notes to the pro forma consolidated condensed financial statements are an integral part of these pro forma financial statements.

               MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                   NINE MONTHS ENDED DECEMBER 31, 2001
                               (UNAUDITED)


                                                                                                                         Micronetics
                                                 Micronetics      Enon                Pro                   Wireless, Inc.
                                                  Wireless,       Microwave,     Forma              & Subsidiaries
                                                    Inc. (d)         Inc. (e)      (f)    Adjustments   Pro Forma

Revenues                              $5,585,675   $2,132,134   $        -               $7,717,809
Cost of Revenues                  3,155,186      1,156,971             -                 4,312,157

Gross Profit                             2,430,489         975,163             -                  3,405,652

Selling, general and
 administrative expense       1,490,383         470,393      (77,839)           1,882,937

Research and development   295,951            84,565            -                      380,516

Operating Income                    644,155           420,205       77,839            1,142,199

Other income (expense)           26,479           (31,800)           -                          (5,321)

Income before taxes and
 extraordinary item               $  670,634       $  388,405   $   77,839         $1,136,878

Provision for income
 taxes                                          117,931             18,400      118,000               254,331

Income before extraord-
 inary item                                  552,703           370,005      (40,161)             882,547

Extraordinary item                      59,005                   -                    -                     59,005

Net Income                           $  611,708       $  370,005   $  (40,161)       $  941,552

Income per share:

   Income before extra-
    ordinary item                         $      .13           $      .35   $         -                 $      .20
   Extraordinary item                          .01                      -                -                         .01
   Net Income                                     .14                   .35               -                         .21

Weighted average number
 of shares outstanding         4,222,909      1,067,813   $        -             4,405,399


The accompanying notes to the pro forma consolidated condensed financial statements are an integral part of these pro forma financial statements.
               MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                        YEAR ENDED MARCH 31, 2001
                               (UNAUDITED)




                                                                                                                         Micronetics
                                             Micronetics        Enon            Pro Forma      Wireless, Inc.
                                              Wireless,         Microwave,   Adjustments  & Subsidiaries
                                               Inc. (d)             Inc. (e)                (f)                 Pro Forma

Net sales                              $ 7,793,306   $2,452,444   $        -            $10,245,750
Cost of sales                           5,315,344     1,891,683             -                 7,207,027

Gross Profit                             2,477,962         560,761             -                3,038,723

Selling, general and
 administrative expense       1,196,874         582,565     (103,785)       1,675,654

Research and development   270,484         104,949            -                   375,433

Income (loss) from
 operations                              1,010,604       (126,753)     103,785           987,636

Other income (expense)            77,428         (68,606)            -                       8,822

Income before provision
 for income taxes                 $ 1,088,032   $ (195,359)  $  103,785     $   996,458

Provision for income
 taxes                                           214,800             2,740         (35,000)         182,540

Net Income (loss)                $   873,232   $ (198,099)   $  138,785    $   813,918

Basic and diluted earnings
 (loss) per common share:

   Net income - Basic           $       .22              $    (.19)      $        -           $       .19
   Net income - Diluted        $       .21              $    (.19)      $        -           $       .19

Weighted average shares
 outstanding:

   Basic                                4,025,701          1,067,813            -             4,208,191
   Diluted                             4,216,739          1,067,813            -             4,399,229


The accompanying notes to the pro forma consolidated condensed financial statements are an integral part of these pro forma financial statements.
           MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
          NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS
                           (UNAUDITED)



(a) Reflects the historical financial position of Micronetics at December 31, 2001.

(b) Reflects the historical financial position of Enon at December 31, 2001.

(c) Pro Forma adjustments to record the acquisition as of December 31, 2001 reflect:

  - An increase in equity of approximately $675,000 relating to the issuance of 182,490 shares of Micronetics common stock. The Micronetics common stock to be issued was valued based on a price per share of $3.70, which was the market price on the date of merger.

  -     An increase in accrued expenses of approximately
        $222,000 relating to the incurence of transaction costs by Micronetics and Enon and a reduction of income taxes paid by Enon.

  - An increase in deferred tax assets to reflect research and development credit carryforwards of Enon.

  - A decrease in equity of approximately $850,000 relating to the elimination of Enon's historical shareholders' equity.

  - The preliminary allocation of the excess of the $1,843,561 purchase price over the book value of net assets acquired to:

               Goodwill in the amount of $1,048,607;
               Write-down of accounts receivable in the amount of $16,386; and
               Write-down of inventories in the amount of $112,628.

           MICRONETICS WIRELESS, INC. AND SUBSIDIARIES
          NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS
                     (UNAUDITED) (Continued)



(d) Reflects the historical operating results of Micronetics for the nine months ended December 31, 2001, and the year ended March 31, 2001. Outstanding share and per share information has been adjusted to reflect the issuance of additional shares of Micronetics in the merger.

(e) Reflects the historical operating results of Enon. For the nine months ended September 30, 2001 and the year ended
        December 31, 2000.

(f) Pro Forma adjustments to record the merger for the nine months ended December 31, 2001 and the year ended March 31, 2001 reflect:

  - Increase of $19,661 and $26,215, respectively, in amortization of goodwill relating to the amortization of the excess of the purchase price to acquire Enon over the fair value of its net assets acquired which has been allocated to goodwill and is amortized on a straight-line basis over forty years.

  - Decrease in salaries of $97,500 and $130,000, respectively, to reflect the employment contracts entered into in the merger which are for less than salaries on historical statements.

  - Increase of $118,000 and decrease of $35,000, respectively, in income taxes provided at a 34% tax rate.

                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: April 10, 2002    MICRONETICS WIRELESS, INC.


                                      By:/s/Richard S. Kalin
                                      Name:  Richard S. Kalin,
                                      Title: President (Principal
                                             executive and
                                             financial officer)

                          EXHIBIT INDEX


Exhibit
Number       Description

2.1          Agreement of Merger dated as of February 14, 2002,
               among Micronetics Wireless, Inc., Vectronics Microwave Corp., Enon Microwave, Inc. (the Agreement of
               Merger").

2.2          Amendment dated as of February 21, 2002 to Agreement
               of Merger.

2.3          Second Amendment dated as of March 26, 2002 to the
               Agreement of Merger.

2.4          Voting Agreement dated January 4, 2002 among
               Micronetics Wireless, Inc. and certain stockholders of Enon Microwave, Inc.

23.1    Consent of Independent Public Auditor.